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                                                                   EXHIBIT 23(A)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 27, 1997 included in Sun Healthcare Group, Inc.'s Form 10-K for the year ended December 31, 1996, the incorporation by reference of our report dated March 26, 1997 on the financial statements of Golden Care, Inc. for the year ended December 31, 1994 included in Sun Healthcare Group, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 1997, and to all references to our Firm included in this registration statement.



                                                 /s/ Arthur Andersen LLP
                                                   ARTHUR ANDERSEN LLP



Albuquerque, New Mexico
November 7, 1997